UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015 (December 4, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 4, 2015, ACRE Realty Investors Inc. (the “Company”) closed the sale of that certain parcel of approximately 22.03 acres of real property located in Forsyth County, Georgia, known as the “Bradley Park Land Parcel,” for a sale price of $4,178,000, pursuant to the previously announced sale contact between the Company’s operating partnership, ACRE Realty LP, and the buyer Bradley Park Apartments, LLC, a Georgia limited liability company (“Bradley Park”). In connection with the sale of the Bradley Park Land Parcel, the Bradley Park land loan with Synovus Bank with an outstanding balance of $2,238,625.37 was paid off in full. The Bradley Park Land Parcel was one of the four legacy properties that was acquired prior to the recapitalization transaction with A-III Investment Partners LLC. As described in our most recent Quarterly Report on Form 10-Q, the Company is in the process of selling its legacy properties.

A press release announcing the sale of the Bradley Park Land parcel is attached to this report as Exhibit 99.1.

Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the Company’s focus on selling its legacy properties. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, a copy of which can be obtained from the Company’s website at www.acrerealtyinvestors.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated December 9, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: December 9, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary